Exhibit 16

[LETTERHEAD OF ANDERSON ASSOCIATES, LLP]

Securities and Exchange Commission

450 5th Street, N.W.

Washington, DC 20549

Members of the Commission:

We have read and agree with the comments in Item 4 of the Form 8-K of American Bank Holdings, Inc., dated January 2, 2004.

/s/ Anderson Associates, LLP

January 7, 2004
Baltimore, Maryland